Exhibit 3.1

AMENDED AND RESTATED

BY-LAWS

OF

THE PRINCETON REVIEW, INC.

(April 16, 2009)

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine.

ARTICLE II

STOCKHOLDERS

Section 1. Annual Meetings. An annual meeting of stockholders shall be held on such day and at such time as may be designated by the Board of Directors for the purpose of electing directors and for the transaction of such other business as properly may come before such meeting. The meeting may be held at such time and such place within or without the State of New York as shall be fixed by the Board of Directors and stated in the notice of the meeting.

Section 2. Special Meetings. Unless otherwise prescribed by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of the stockholders may be called at any time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Such request shall state the purpose or purposes of the proposed meeting. Special meetings shall be held on the date and at the time and place either within or without the State of New York as specified in the notice thereof. Business transacted at a special meeting shall be confined to the purpose or purposes of the meeting as stated in the notice of such meeting.

Section 3. Notice of Meetings. Except as otherwise expressly required by law or the Certificate of Incorporation of the Corporation, written notice stating the place and time of the meeting, and in the case of a special meeting, the purpose or purposes of such meeting, shall be given by the Secretary to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation not less than ten (10) nor more than sixty (60) days prior to the meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy; and if any stockholder shall, in person or by attorney thereunto duly authorized, waive notice of any meeting, in writing or by such other electronic means as may be permissible for such notice as provided by the laws of the State of Delaware, whether before or after such meeting be held, the notice thereof need not be given to him. The attendance of any stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him. Notice of any adjourned meeting of stockholders need not be given except as provided in Section 5 of this ARTICLE II.

Section 4. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum.

Section 5. Adjournment. At any meeting of stockholders, whether or not there shall be a quorum present, the holders of a majority of shares voting at the meeting, whether present in person at the meeting or represented by proxy at the meeting, may adjourn the meeting from time to time. Except as provided by law, notice of such adjourned meeting need not be given otherwise than by announcement of the time and place of such adjourned meeting at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 6. Organization. The Chairman of the Board or, in his absence or nonelection, the Chief Executive Officer or the President or, in the absence of all the foregoing officers, a Vice President shall call meetings of the stockholders to order and shall act as Chairman of such meetings. In the absence of the Chairman of the Board, the Chief Executive Officer, the President or a Vice President, the holders of a majority of the shares of the capital stock of the Corporation present in person or represented by proxy and entitled to vote at such meeting shall elect a Chairman, who may be the Secretary of the Corporation. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary, the Chairman may appoint any person to act as secretary of the meeting.

Section 7. Nature of Business to be Conducted at Annual Meeting.

(a) At an annual meeting of stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this By-law, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this By-law.

(b) For business to be properly brought before an annual meeting by a stockholder pursuant to Section (a)(iii) of this By-law, notice in writing must be delivered or mailed to the Secretary and received at the General Offices of the Corporation, not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting; (ii) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class and number of shares of the Corporation’s stock which are beneficially owned by the stockholder, and by the beneficial owner, if any, on whose behalf the proposal is made; and (iv) any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business.

(c) Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this By-law. The chairman of the meeting may, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with the provisions of this By-law; and if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law. Nothing in this By-law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 7 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

Section 8. Voting. Each stockholder shall, except as otherwise provided by law or by the Certificate of Incorporation, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of capital stock entitled to vote held by such stockholder, but no proxy shall be voted on after three years from its date, unless said proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any matter before the meeting shall be by ballot. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, all elections for directors shall be decided by plurality vote, and all other matters shall be decided by a majority of the votes cast thereon.

Section 9. Stockholders List. A complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order with the address of each and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole thereof and may be inspected by any stockholder who is present.

Section 10. Addresses of Stockholders. Each stockholder shall designate to the Secretary of the Corporation an address at which notices of meetings and all other corporate notices may be served upon or mailed to him, and if any stockholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his last known post office address.

Section 11. Inspectors of Election. The Board of Directors may at any time appoint one or more persons to serve as Inspectors of Election at the next succeeding annual meeting of stockholders or at any other meeting or meetings and the Board of Directors may at any time fill any vacancy in the office of Inspector. If the Board of Directors fails to appoint Inspectors, or if any Inspector appointed be absent or refuse to act, or if his office becomes vacant and be not filled by the Board of Directors, the chairman of any meeting of the stockholders may appoint one or more temporary Inspectors for such meeting. All proxies shall be filed with the Inspectors of Election of the meeting before being voted upon.

ARTICLE III

BOARD OF DIRECTORS

Section 1. General Powers. The property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number, Qualification and Term of Office. The number of directors shall be fixed by resolution of the Board of Directors, but in no event shall the number of directors exceed nine (9). Directors need not be stockholders. Each director shall hold office for the term for which he is appointed or elected and until his successor shall have been duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Directors need not be elected by ballot, except upon demand of any stockholder. The Chairman of the Board, if one be elected, shall be chosen from among the directors.

Section 3. Nomination of Directors.

(a) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this By-law, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this By-law.

(b) Nominations by stockholders shall be made pursuant to notice in writing, delivered or mailed to the Secretary and received at the principal offices of the Corporation (i) in the case of an annual meeting, in accordance with the notice provisions for bringing business before the annual meeting as set forth in ARTICLE II, Section 7(b); or (ii) in the case of a special meeting at which directors are to be elected, not earlier than the ninetieth (90th) day prior to such special meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement of the date of the meeting and of the nominees proposed by the Board of Directors to be elected at such meeting is first made. In the case of a special meeting of stockholders at which directors are to be elected, stockholders may nominate a person or persons (as the case may be) for election only to such position(s) as are specified in the Corporation’s notice of meeting as being up for election at such meeting. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a director if elected); (ii) as to the stockholder giving the notice, the name and address, as they appear on the Corporation’s books, of such stockholder and the class and number of shares of the Corporation’s stock which are beneficially owned by such stockholder; and (iii) as to any beneficial owner on whose behalf the nomination is made, the name and address of such person and the class and number of shares of the Corporation’s stock which are beneficially owned by such person. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

(c) The Nominating Committee shall nominate such number of individuals, to be elected to the Board of Directors by the holders of the Corporation’s Common Stock, as is equal to (i) the number of directors fixed by resolution of the Board of Directors in accordance with Article III, Section 2 of these By-laws less (ii) the number of Series C Directors (as defined below) that may be elected in accordance with subparagraph (d) of this Section 3. Unless otherwise directed by a notice from the majority of the holders of the Series C Convertible Preferred Stock, the Nominating Committee shall nominate the Corporation’s Chief Executive Officer as one of such nominees to be so elected. The nominees of the Nominating Committee shall include no fewer than three persons who qualify as “independent” directors under the rules of the Nasdaq Global Market (or any exchange on which the Corporation’s shares are listed). The Nominating Committee shall ensure that all nominations will permit the Corporation to remain in compliance with the applicable requirements for directors of the Nasdaq Global Market (or any exchange on which the Corporation’s shares are listed) and the United States Securities and Exchange Commission. For the first twelve months following the closing of the sale of the Series C Convertible Preferred Stock, the nominations by the Nominating Committee shall require majority approval of the full Nominating Committee. Beginning on the date that occurs twelve months and a day following the closing of the sale of the Series C Convertible Preferred Stock, the nominations by the Nominating Committee shall require unanimous approval of the full Nominating Committee. For so long as there are shares of Series C Convertible Preferred Stock outstanding, the holders of the Series C Convertible Preferred Stock shall be entitled to have at least one representative on the Nominating Committee.

(d) For so long as there are shares of Series C Convertible Preferred Stock outstanding, the holders of the Series C Convertible Preferred Stock shall have the right to the exclusion of all other classes or series of the Corporation’s capital stock, voting at a meeting of the stockholders called for that purpose or by written consent, separately from the Corporation’s Common Stock and all other series of Preferred Stock, to elect two (2) individuals (the “Series C Directors”) to serve on the Board of Directors. Any Series C Director elected pursuant to this Section may be removed at any time without cause by, and only by, the vote, given at a meeting, or the written consent of the holders of the Series C Convertible Stock. Any vacancy on the Board of Directors created by the resignation, removal, incapacity or death of any Series C Director elected pursuant to this Section shall only be filled by the remaining Series C Director, if any, or the holders of the Series C Preferred Stock.

(e) No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in these By-laws. The chairman of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed in this By-law; and if the chairman should so determine, the chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this By-law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-law.

Section 4. Quorum and Manner of Action. Except as otherwise provided by law, the Certificate of Incorporation or these By-laws, a majority of the entire Board of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. The directors shall act only as a board and individual directors shall have no power as such.

Section 5. Place of Meeting, etc. The Board of Directors may hold its meetings, have one or more offices and keep the books and records of the Corporation at such place or places within or without the State of New York as the Board of Directors may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

Section 6. Regular Meetings. A regular meeting of the Board of Directors shall be held for the election of officers and the transaction of other business as soon as practicable after each annual meeting of stockholders, and other regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall direct. No notice shall be required for any regular meeting of the Board of Directors but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every director at least three days before the first meeting held in pursuance thereof.

Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or any two Directors. The Secretary or an Assistant Secretary shall give notice of the time and place of each special meeting by mailing a written notice of the same to each director at his last known post office address by mail not less than forty-eight (48) hours before the date of the meeting, or by telephone, facsimile, telegram or electronic transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is delivered to the Corporation by mail, facsimile, telegram or electronic transmission or such other means permissible under the laws of the State of Delaware, and is filed with the minutes of proceedings of the Board of Directors or committee.

Section 9. Organization. At each meeting of the Board of Directors the Chairman of the Board or, in his absence or nonelection, the Chief Executive Officer or, in the absence of both of the foregoing officers, a director chosen by a majority of the directors shall act as chairman. The Secretary or, in his absence, an Assistant Secretary or, in the absence of both the Secretary and Assistant Secretary, any person appointed by the chairman shall act as secretary of the meeting.

Section 10. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer or the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein, or, if no time is specified, immediately; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 11. Removal of Directors. Except as otherwise provided by law, the Certificate of Incorporation or the other provisions of this ARTICLE III and subject to any rights of the holders of shares of Preferred Stock then outstanding, any director may be removed, either with or without cause, at any time by the affirmative vote of the holders of a majority of the shares having voting power at an annual meeting or at a special meeting of the stockholders called for the purpose; and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders at such meeting or by the Board of Directors in the manner provided in Section 12 of this ARTICLE III.

Section 12. Vacancies. Subject to the other provisions of this ARTICLE III and any rights of the holders of shares of Preferred Stock then outstanding, any vacancy in the Board of Directors caused by death, resignation, removal (whether or not for cause), disqualification, an increase in the number of directors or any other cause may be filled by the majority vote of the remaining directors of the Corporation at the next annual meeting, any regular meeting or any special meeting called for such purpose. Each director so elected shall hold office for the unexpired term or for such lesser term as may be designated and until his successor shall be duly elected and qualified, or until his death or until he shall resign or shall have been removed in the manner herein provided. In case all the directors shall die or resign or be removed or disqualified, any stockholder having voting powers may call a special meeting of the stockholders, upon notice given as herein provided for meetings of the stockholders, at which directors may be elected for the unexpired term.

Section 13. Compensation of Directors. Directors may be paid for their expenses, if any, of attending each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary, or such other compensation as may be directed by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for their services and expenses.

Section 14. Committees. By resolution or resolutions passed by a majority of the entire Board of Directors at any meeting of the Board of Directors, the directors may designate one or more committees, each committee to consist of one or more directors. To the extent provided in said resolution or resolutions, unless otherwise provided by law, such committee or committees shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, including the power and authority to authorize the seal of the Corporation to be affixed to all papers which may require it, to declare dividends and to authorize the issuance of shares of capital stock of the Corporation. Further, the Board of Directors may designate one or more directors as alternate members of a committee who may replace an absent or disqualified member at any meeting. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. A committee may make such rules for the conduct of its business and may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of a committee shall constitute a quorum for the transaction of business of such committee. Regular meetings of a committee shall be held at such times as such committee shall from time to time by resolution determine. No notice shall be required for any regular meeting of a committee but a copy of every resolution fixing or changing the time or place of regular meetings shall be mailed to every member of such committee at least three days before the first meeting held in pursuance thereof. Special meetings of a committee may be called by the chairman of such committee or the secretary of such committee, or any two members thereof. The Secretary of the Corporation or the secretary of such committee shall give notice of the time and place of each Special Meeting by mailing a written notice of the same to each member of such committee at his last known post office address by mail not less than forty-eight (48) hours before the date of the meeting, or by telephone, facsimile, telegram or electronic transmission on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances before the meeting.

Section 15. Participation in Meetings. Members of the Board of Directors or of any committee may participate in any meeting of the Board of Directors or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 16. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such director’s or officer’s votes are counted for such purpose if (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

ARTICLE IV

OFFICERS

Section 1. Number. The officers of the Corporation shall be a Chief Executive Officer, President, a Treasurer and a Secretary. In addition, the Board of Directors may elect a Chairman of the Board, one or more Vice Presidents and such other officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE IV. Any number of offices may be held by the same person unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.

Section 2. Election, Term of Office and Qualifications. The officers shall be elected annually by the Board of Directors at their first meeting after each annual meeting of the stockholders of the Corporation. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this ARTICLE IV, shall hold office until his successor shall have been duly elected and qualified, or until his death or until he shall have resigned or shall have become disqualified or shall have been removed in the manner hereinafter provided.

Section 3. Subordinate Officers. The Board of Directors or the Chairman of the Board may from time to time appoint such other officers, including one or more Assistant Secretaries and one or more Assistant Treasurers, and such agents and employees of the Corporation as may be deemed necessary or desirable. Such officers, agents and employees shall hold office for such period and upon such terms and conditions, have such authority and perform such duties as in these By-laws provided or as the Board of Directors or the Chairman of the Board may from time to time prescribe. The Board of Directors or the Chairman of the Board may from time to time authorize any officer to appoint and remove agents and employees and to prescribe the powers and duties thereof.

Section 4. Removal. Any officer may be removed, either with or without cause, by the vote of a majority of the entire Board of Directors or, except in the case of any officer elected by the Board of Directors, by any committee or superior officer upon whom the power of removal may be conferred by the Board of Directors or by these By-laws.

Section 5. Resignations. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, Chief Executive Officer or the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for regular election or appointment to such office.

Section 7. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside, if present, at all meetings of the stockholders and at all meetings of the Board of Directors, and shall serve as the representative of the Board of Directors and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or prescribed by these By-laws. The Chairman of the Board shall possess the same power as the Chief Executive Officer to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors.

Section 8. Chief Executive Officer. The Chief Executive Officer of the Corporation shall have general direction of the affairs of the Corporation and general supervision over its several officers, subject, however, to the control of the Board of Directors. The Chief Executive Officer shall report to the Board of Directors. At each annual meeting and from time to time the Chief Executive Officer shall report to the stockholders and the Board of Directors all matters within his knowledge which the interest of the Corporation may require to be brought to their notice, may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation, shall sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated or permitted by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, and in general shall perform such duties and have such powers, incident to the office of Chief Executive Officer and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or prescribed by these By-laws.

Section 9. President. At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act (and if there be no Chairman of the Board), the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. The President may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary any or all certificates of stock of the Corporation, shall sign and execute in the name of the Corporation all contracts or other instruments authorized by the Board of Directors, except in cases where the signing and execution thereof shall be expressly delegated or permitted by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, and in general shall perform such duties and have such powers, incident to the office of President and perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors or prescribed by these By-laws.

Section 10. Vice Presidents. A Vice President may sign with the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary certificates of stock of the Corporation and shall have such other powers and shall perform such other duties as from time to time may be assigned to him by the Board of Directors or the President or prescribed by these By-laws.

Section 11. The Secretary. The Secretary shall keep or cause to be kept, in books provided for the purpose, the minutes of the meetings of the stockholders, the Board of Directors and any committee when so required, shall see that all notices are duly given in accordance with the provisions of these By-laws and as required by law, shall be custodian of the records and the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-laws, shall keep or cause to be kept a register of the post office address of each stockholder, may sign with the President or any Vice President certificates of stock of the Corporation, and in general shall perform such duties and have such powers incident to the office of Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors, by the Chief Executive Officer or as prescribed by these By-laws.

Section 12. Assistant Secretaries. Any Assistant Secretary shall, at the request of the Secretary or in his absence or disability, perform the duties of the Secretary and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer, President, the Secretary or the Board of Directors or as prescribed by these By-laws.

Section 13. The Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws, shall at all reasonable times exhibit his books of account and records, and cause to be exhibited the books of account and records of any corporation controlled by the Corporation to any of the directors of the Corporation upon application during business hours at the office of the Corporation, or such other corporation, where such books and records are kept, shall render a statement of the condition of the finances of the Corporation at all regular meetings of the Board of Directors and a full financial report at the annual meeting of the stockholders, shall, if called upon to do so, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, may sign with the President or any Vice President certificates of stock of the Corporation, and in general shall perform such duties and have such powers incident to the office of Treasurer and shall perform such other duties and have such other powers as from time to time may be assigned to him by the Board of Directors, Chairman of the Board, Chief Executive Officer or as prescribed by these By-laws.

Section 14. Assistant Treasurers. Any Assistant Treasurer shall, at the request of the Treasurer or in his absence or disability, perform the duties of the Treasurer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer and shall perform such duties and have such other powers as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer, President, the Treasurer or the Board of Directors or as prescribed by these By-laws.

Section 15. Salaries. The salaries of the officers, if any, shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 16. Advisory Board. The Board of Directors may, by resolution adopted by a majority of the entire Board, appoint such number of senior advisors to the Corporation as members of an Advisory Board as the Board of Directors may from time to time determine. Members of the Advisory Board need not be stockholders and shall have such advisory responsibilities as the Board of Directors may designate, and the term of office of such members of the Advisory Board shall be as fixed by the Board of Directors.

ARTICLE V

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

Section 1. Contracts, etc., How Executed. Except as otherwise provided in these By-laws, the Board of Directors may authorize any officer or officers, employee or employees or agent or agents of the Corporation to enter into any contract or execute and deliver any instrument, on behalf and in the name of the Corporation, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by a committee appointed in accordance with the provisions of these By-laws or otherwise by these By-laws, no officer, employee or agent shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or render it liable peculiarly for any purpose or amount.

Section 2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, employee or employees or agent or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors.

Section 3. Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or committee appointed by the Board of Directors may designate from time to time or as may be designated from time to time by any officer or officers, employee or employees or agent or agents of the Corporation to whom such power may be delegated by the Board of Directors; and for the purpose of such deposit, any officer or officers, employee or employees or agent or agents of the Corporation as from time to time shall be determined by resolution of the Board of Directors or committee appointed by the Board of Directors may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

Section 4. General and Special Bank Accounts. The Board of Directors or committee appointed by the Board of Directors may authorize from time to time the opening and keeping with such banks, trust companies or other depositaries as it may designate of general and special bank accounts and may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-laws, as it may deem expedient.

Section 5. Proxies. Except as otherwise provided in these By-laws or in the Certificate of Incorporation of the Corporation, and unless otherwise provided by resolution of the Board of Directors, the Chief Executive Officer may appoint from time to time an attorney or attorneys, or agent or agents, of the Corporation, on behalf and in the name of the Corporation, to cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf and in the name of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

ARTICLE VI

STOCK AND ITS TRANSFER

Section 1. Certificates of Stock. Certificates for shares of the capital stock of the Corporation shall be in such form not inconsistent with law as shall be approved by the Board of Directors. They shall be numbered in order of their issue and shall be signed by the Chairman of the Board, the President, or any Vice President, and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Corporation, and the seal of the Corporation shall be affixed thereto. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been placed upon any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature shall have been used thereon had not ceased to be such officer or officers of the Corporation.

Section 2. Transfer of Stock. Transfer of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

Section 3. Lost, Destroyed and Mutilated Certificates. The holder of any stock issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor or the failure to receive a certificate of stock issued by the Corporation, and the Board of Directors or the Secretary of the Corporation may, in its or his discretion, cause to be issued to such holder a new certificate or certificates of stock, upon compliance with such rules, regulations and/or procedures as may be prescribed or have been prescribed by the Board of Directors with respect to the issuance of new certificates in lieu of such lost, destroyed or mutilated certificate or certificates of stock issued by the Corporation which are not received, including the posting with the Corporation of a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Transfer Agent and Registrar; Regulations. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a Registrar and/or Transfer Agent shall have been designated, shall be valid unless countersigned by such Transfer Agent and registered by such Registrar, if any. The Board of Directors shall also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 5. Fixing Date for Determination of Stockholder Of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action, and only such stockholders as shall be stockholders of record of the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, to express consent to any such corporate action, to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. If the stock transfer books are to be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting in the case of a merger or consolidation, the books shall be closed at least twenty (20) days before such meeting.

ARTICLE VII

SEAL

The Board of Directors shall provide a suitable seal containing the name of the Corporation, which seal shall be in the charge of the Secretary and which may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If and when so directed by the Board of Directors, a duplicate of the seal may be kept and be used by an officer of the Corporation designated by the Board of Directors.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall end on December 31 of each year or such other date of each year as shall be determined by the Board of Directors of the Corporation.

Section 2. Waivers of Notice. Whenever any notice of any nature is required by law, the provisions of the Certificate of Incorporation or these By-laws to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after it stated therein shall be deemed equivalent thereto.

Section 3. Qualifying in Foreign Jurisdictions. The Board of Directors shall have the power at any time and from time to time to take or cause to be taken any and all measures which they may deem necessary for qualification to do business as a foreign corporation in any one or more foreign jurisdictions and for withdrawal therefrom.

Section 4. Indemnification. The Corporation shall, to the fullest extent permitted by the laws of the State of Delaware, as amended from time to time, indemnify all directors and officers whom it has the power to indemnify pursuant thereto in accordance with the provisions of he Certificate of Incorporation.

ARTICLE IX

AMENDMENTS

All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws not inconsistent with any provision of the Certificate of Incorporation of the Corporation or any provision of law, may be made, either by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote in respect thereof, given at an annual meeting or at any special meeting, provided that notice of the proposed alteration or repeal or of the proposed new By-laws be included in the notice of such meeting, or by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting, and provided further that the provisions of Section 1 of ARTICLE III fixing the number of directors shall not be amended or rescinded without the approval or consent of the holders of a majority of the Series C Convertible Preferred Stock.